Exhibit 99.1

CONTACT:           Media Line (937) 224-5940

GLENN E. HARDER ELECTED CHAIRMAN OF DPL BOARD

•                  Board member will serve as Non-Executive Chairman

•                  Biggs will step down as Executive Chairman, remain as Director

•                  CEO search continues on track

•                  Seamless transition seen

DAYTON, Ohio — June 20, 2006 — DPL Inc. (NYSE: DPL) announced today that the Board of Directors has elected Glenn E. Harder, 55, to serve as Non-Executive Chairman. Harder has been a DPL Director since 2004. The Board also announced that Robert D. Biggs, 63, will step down as Executive Chairman but will remain as a DPL Director. The changes are effective June 30, when Biggs’ current management contract with DPL expires.

A native of Louisiana, Harder has more than 30 years of business experience, principally in the energy industry. He has served as President of GEH Advisory Services, LLC, a firm specializing in strategic advisory services, since 2002. Previously, he served as Executive Vice President and Chief Financial Officer of Coventor, Inc., an international software company, and Executive Vice President and Chief Financial Officer of Carolina Power and Light (now Progress Energy). While with Carolina Power and Light, he was the recipient of the “CFO-of-the-Year” award from CFO magazine. Earlier, Harder held a variety of financial positions during 16 years with Entergy Corporation, a $10 billion, multi-state holding company.

“We are very pleased to have a person as well qualified as Glenn to assume the duties of Chairman of DPL’s Board of Directors,” said Biggs. “Glenn’s chairmanship of the DPL Board ensures continuity of leadership and consistency in strategic outlook. In addition, his broad energy industry experience and strong financial background will serve as a valuable resource to the Company and his fellow DPL Directors.”

Harder said, “I am proud and honored to be asked to serve as Chairman of such a well-respected Company. We have a dedicated, quality management team and employee base that strongly supports the ongoing success of the Company. We will continue our work to provide value to our shareholders, employees, customers and the communities we serve.”

Biggs said the search for a new chief executive officer is progressing smoothly and remains on track for an anticipated mid-summer leadership transition when outgoing Chief Executive Officer James Mahoney leaves the Company.

“As a fresh team, the new CEO and Glenn will have a unique opportunity to build upon the momentum and direction DPL has gained over the past two years,” he said.

Biggs has served as a DPL Director since 2004 and as Executive Chairman since May 2004. He was Managing Partner of PricewaterhouseCoopers, LLP in Indianapolis from 1992 to 1999.

“I appreciate the opportunity to have served DPL as its Chairman, and to have worked with such a fine group of dedicated professionals. During my tenure as Chairman of DPL, I am proud that our senior management team has achieved several pivotal performance enhancement milestones,” Biggs stated. “We sharpened our strategic focus, strengthened the Board of Directors and Corporate Governance, completed a five-year Rate Stabilization Plan with the Public Utilities Commission of Ohio, significantly reduced our debt, strengthened the Company’s balance sheet and sold our $1 billion private equity portfolio.”

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy and utility company. DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER). DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 4,400 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,600 megawatts are natural gas and diesel peaking units. Further information can be found at www.dplinc.com.

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters presented which relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectation of the Company’s future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to many factors beyond DPL’s control. Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.